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                                                                     EXHIBIT 3.5

I certify that this is
a true and correct copy
of the bylaws of
Rotary Diesels, Inc. (RODI)

                                        BYLAWS
/s/Gwendolyn S. Spain
Gwendolyn S. Spain                       OF
Secretary
                                 ROTARY DIESELS, INC.

                                        STOCK


Sec. 1. ISSUANCE. Shares of stock may be issued in accordance with the Articles of Incorporation on such terms and conditions as may be determined by the board of directors. The form of stock certificates shall be signed by the chairman of the board of directors, or by the president or by the executive vice president, and by the treasurer or an assistant treasurer, or by the secretary or an assistant secretary and, if the corporation chooses to have a seal, shall be sealed with the corporate seal.

Sec. 2 METHOD OF TRANSFER. Transfers of stock shall be made only on the books of the corporation, and the old certificate properly endorsed shall be surrendered and canceled before a new certificate is issued. All surrendered certificates shall be marked "canceled" with the date of cancellation by the secretary and shall be immediately affixed to the stock books opposite the memorandum of their issue.

Sec. 3. LIMITATIONS ON TRANSFERS. No stockholder may transfer his common stock to any person not already a stockholder of the corporation without first giving notice to the corporation and to the existing stockholders of his intention to do so and of the terms and consideration for the same. Such notice may be by actual written notice to each stockholder or by posting the same in a conspicuous place in the registered office of the corporation. For fifteen (15) days thereafter, the corporation, acting through its board of directors, shall have the prior right to buy the said stock on the said terms. If such preferential right is not exercised within said time, then during the next fifteen (15) days any stockholder or stockholders may exercise such preferential rights. Whenever such preferential rights are exercised by more than one stockholder without an agreement between them as to the proportion to their already existing stockholders. If, at the end of thirty (30) days, no stockholder or stockholders have exercised such preferential rights, then the stock may be transferred to any person whatsoever on the said terms; provided, however, if the corporation is taxed under Subchapter S of the Internal Revenue Code of 1986, as amended, no such transfer shall be made to any transferee whose ownership would void or endanger the corporation's corporation election, unless such transfer is permitted by the prior written consent of persons owning a majority of the outstanding shares of the corporation. Notwithstanding anything to the contrary herein provided in this section, the transfer of shares of a stockholder in the corporation may be made subject to such additional or lesser restrictions as may be imposed by written agreement by and between the registered owners of such stock and the corporation. Upon the execution of any such agreement, all certificates of stock of the corporation shall have endorsed upon them appropriate language referring to such agreement and

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         a copy of such agreement shall be filed in the office of the secretary of the corporation.

                                STOCKHOLDERS' MEETINGS

Sec. 4. ANNUAL MEETING. The annual meeting of the stockholders of this corporation shall be held on the 2ND SATURDAY in APRIL of each year, commencing with the year 1992, at which time there shall be chosen a board of directors consisting of two (2) or more members as shall be determined by the stockholders; provided, however, that such number shall not exceed eight (8), who need not be stockholders of this corporation, and who shall serve as directors of this corporation during the ensuing year and until their successors are elected and qualify or until their earlier resignation or removal. A notice of such meeting, either written or printed, shall be mailed not less than ten (10) or nor more than sixty (60) days before such meeting to each voting stockholder to his post office address appearing upon the records of the corporation, but the notice shall state the hour and the place where the meeting will be held.

Sec. 5. DEFERRED ANNUAL MEETING. If, for any reason, the annual meeting of the stockholders shall not be held on the date designated therefor, the board of directors shall cause the meeting to be held as soon thereafter as convenient.

Sec. 6 SPECIAL MEETINGS. Special meetings of the stockholders of this corporation may be called at any time by the chief executive officer, the president, or the board of directors. It shall also be the duty of the chief executive officer, the president or secretary to call a special meeting of the stockholders whenever requested to do so by the stockholders owning twenty percent (20%) of the entire voting capital stock. If the chief executive officer or secretary on such request neglects for two (2) days to call a special meeting as requested, then said stockholders making the request may call a special meeting. Ten
         (10) days' written notice of special meetings shall be given by mailing a written or printed notice thereof to each stockholder to his post office address appearing on the records of the corporation. Such special meetings need not be held at the registered office of the corporation, except any special meeting that is called by the stockholders after a demand for the same has been neglected as above set forth. The notice of such special meetings in addition to stating the time at which the said meeting shall be held, shall briefly state the object of the meeting.

Sec. 7 QUORUM. The holders of a majority of the issued and outstanding shares of the capital stock of the corporation having voting power, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of stockholders except as may be otherwise provided by law, the Articles of Incorporation, or the Bylaws of this corporation; but if there be less than a quorum, the holders of a majority of the stock so present may adjourn the


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         meeting from time to time.  A majority vote of such quorum shall be necessary for the transaction of any business.

Sec. 8. CUMULATIVE VOTING. At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which, except for this provision as to cumulative voting, such stockholder would be entitled to cast for the election of directors with respect to such stockholder's shares of stock multiplied by the number of directors to be elected by each stockholder, and each stockholder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as such stockholder may see fit.

Sec. 9. PRESIDING OFFICERS. All meetings of the stockholders shall be presided over by the chief executive officer, and at all such meetings the chief executive officer may vote. In the absence of the chief executive officer, the president shall preside and shall have all the powers herein conferred upon the chief executive officer when acting as the presiding officer. In the absence of the chief executive officer and president, the stockholders may appoint any stockholder to act as chairman of the meeting.

Sec. 10. ORDER OF BUSINESS. At all meetings of the stockholders, the following order of business shall be observed as far as consistent with the purposes of the meeting, viz.:

              1.   Meeting shall be called to order;
              2.   Report of Credentials Committee;
              3. Reading of the minutes of previous meeting and action thereon;
              4.   Report of Chief Executive Officer;
              5.   Report of President;
              6.   Report of Treasurer;
              7.   Report of Secretary;
              8.   Report of other committees;
              9.   Unfinished business;
             10.   New business; and
             11.   Election of directors

Sec. 11 ACTION WITHOUT A MEETING. Unless otherwise provided in the corporation's Articles of Incorporation, any action required by law to be taken, or any action which may be taken, at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the holders of outstanding stock entitled to vote thereon.

                                      DIRECTORS

Sec. 12. MANAGEMENT BY DIRECTORS. The affairs of this corporation shall be managed by or under the direction of the board of directors chosen at the annual meeting of


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         the stockholders, except as may be otherwise provided by law or the corporation's Articles of Incorporation. Each director shall receive such compensation for his services as shall be decided from time to time by resolution of the board. A majority of the directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present shall be the act of the board of directors unless a greater number is required by the Articles of Incorporation or Bylaws of the corporation.

Sec. 13. ELECTION OF DIRECTORS. All elections of directors shall be by written allot only if required by any stockholder entitled to vote. A director shall be deemed qualified as a director when he shall have indicated in writing acceptance of his election and not before.

Sec. 14. RESIGNATIONS, REMOVALS, AND VACANCIES. A director may resign at any time upon written notice to the corporation and thereafter he shall cease to be liable for any acts of the corporation which were done subsequent to the filing of his resignation. Any director or the entire board of directors may be removed at any time, with or without cause, upon the affirmative vote of the holders of a majority of the stock of the corporation having voting power, except as may be otherwise provided by law. In case one or more vacancies by death, resignation, removal, or otherwise, occur in the board of directors between the time of the annual meetings, the remaining director or directors shall fill the vacancy or vacancies, and the person or persons so chosen shall be directors and hold office until their successors are elected and qualify. In case the entire board of directors shall die, resign, or be removed, then a special meeting of the stockholders may be called, as hereinbefore provide, for the election of directors.

Sec. 15. REGULAR MEETINGS. A regular meeting of the board of directors shall be in session immediately at the adjournment of th annual meeting of the stockholders of the corporation and at the same place where such annual meeting is held.

Sec. 16. SPECIAL MEETINGS. Special meetings of the directors may be called by the chairman of the board as chief executive officer, the president or vice president, or any two directors may call a special meeting. Notice of such special meetings shall be given by mailing a written or printed notice thereof to each director to his or her post office address appearing in the records of the corporation not less than three (3) days before such special meeting, if held in the county in which is located the principal place of business of the corporation, or ten (10) days before such special meeting, if held elsewhere.

Sec. 17. PRESIDING OFFICERS. All meetings of directors shall be presided over by the chairman of the board as chief executive officer, and at all such meetings the presiding officer may vote. In the absence of the chairman of the board, the president shall preside and shall have all the powers herein conferred upon the chairman of the board when acting as presiding officer. In the absence of the chairman of the board and the president, the board of directors may appoint any director to act as chairman of the meeting.


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Sec. 18  ACTION WITHOUT A MEETING.  Unless otherwise restricted by the corporation'S Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the board of committee.

Sec. 19. EXECUTIVE COMMITTEE. The executive committee shall consist of the chief executive officer and president. The executive committee is empowered to act on behalf of the board of directors and to discharge such duties as the board of directors may assign. The executive committee shall keep a written record of its acts and proceedings and shall submit such record to the board of directors at each regular meeting thereof and at such other times as requested by the board of directors.


                                       OFFICERS

Sec. 20 ELECTION OF OFFICERS. The directors so chosen at the annual meeting shall immediately after such annual meeting hold a directors' meeting at which time they shall choose from their own number a chairman of the board who shall also serve as chief executive officer, and shall choose a president, one or more vice presidents (the number thereof to be determined by the board of directors), a secretary, and a treasurer and such other officers, agents, and factors as they may deem necessary. Each of them shall hold his office until the board chooses someone else in his stead. The chairman of the board and chief executive officer shall be chosen from among the directors. Any number of offices may be held by the same person.

Sec. 21. VACANCIES. Any vacancy occurring in any office of the corporation by death, resignation, removal, or otherwise shall be filled by the board of directors.

Sec. 22 SALARIES OF OFFICERS. The salary of all officers shall be fixed by a majority of the board of directors and may be changed from time to time by the board of directors.

Sec. 23. DUTIES OF CHAIRMAN OF THE BOARD. The chairman of the board shall be the chief executive officer of the corporation and shall in general supervise all the business and affairs of the corporation. He shall preside at all meetings of the stockholders and board of directors and shall perform such other duties as may be prescribed from time to time by the board of directors or by the Bylaws.

Sec. 24. DUTIES OF PRESIDENT. The president shall have the power to employ and discharge all clerks, employees, and agents, subject, however, to the right of the board of directors to direct, by majority vote, the employment of any agent or other employee or the dismissal of any agent or other employee. In the absence of the chairman of the board, the president shall preside at all meetings of the


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         stockholders, shall be ex-officio a member of all committees, shall perform such other duties as he may be directed to perform by the chief executive officer or the board of directors, and shall have general supervision over the business and affairs of the corporation.

Sec. 25 DUTIES OF VICE PRESIDENT. The vice president, if elected, shall, in the absence of the chairman of the board and president, perform the duties of that officer. In the event of their deaths or inability or refusal to act, the vice president (in the event there be more than one vice president, the vice president in the order designated at the time of their election, or in the absence of any designation, then in the order of their election), shall perform the duties of the chairman of the board and president, and when so acting shall have the powers of and be subject to all the restrictions upon the chairman of the board and the president. Any vice president may sign with the secretary or an assistant secretary certificates for shares of the corporation, and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors.

Sec. 26. DUTIES OF SECRETARY. The secretary shall record all minutes of meetings of the stockholders and of the board of directors in a book kept for that purpose; and, in his absence, the chairman may appoint any person to act as secretary of the meeting. He shall record all transfers of stock, and cancel and preserve all certificates of stock transferred, and he shall also keep a record alphabetically arranged for all persons who are stockholders of this corporation, showing their places of residence, the number of shares of stock held by them respectively, and the time when they became owners of such shares. The address of any stockholder shall be changed whenever required in writing by such stockholder. The secretary shall also be the transfer agent of the corporation for the transfer of all certificates of stock. He shall also keep the seal of the corporation, and affix the same to all certificates of stock and such other instruments requiring the seal as may be directed by the board of directors. The secretary shall have charge of the stock ledger of the corporation and, if he is requested in writing by any stockholder at least twenty (20) days prior to any meeting of stockholders, he shall compile a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares of stock registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.
         The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, such list or the books of the corporation, or to vote in person or by proxy at such meeting. Said list shall be used by the Committee on Credentials for determining who is entitled to vote. The secretary shall also


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         keep such other books and perform such other duties as may be assigned to him by the board of directors.

Sec. 27. DUTIES OF TREASURER. If so required by the board of directors, the treasurer shall give bond for the faithful performance of his duties in such sum and with such sureties as the board of directors may prescribe. The treasurer shall deposit the money and securities belonging to this corporation in such bank or banks, trust companies, an safety deposit vaults as may be selected by the board of directors, and all checks or other orders for the payment of money or the delivery of securities belonging to this corporation shall be sign by the treasurer, the chief executive officer, or such other person or persons as the board of directors may designate. The treasurer shall also keep such books of account as the directors or a majority of them may direct. A report of the financial condition of the corporation shall be made by the treasurer to the chief executive officer whenever required by the chief executive officer, and a report of like character shall be submitted by the treasurer at the annual meeting.

                                    MISCELLANEOUS

Sec. 28. SEAL. The corporation shall not be required to have a seal, but in the event it so chooses to do so, the same shall be circular in form and shall have inscribed thereon the name of the corporation and the words "Corporate Seal Washington".

Sec. 29. FISCAL YEAR. The fiscal or business year of the corporation shall end at such time as the board of directors shall determine.

Sec. 30. DIVIDENDS. Dividends may be declared annually, or more frequently, if the board so directs, and shall be paid according to law. Dividends may be paid in cash, in property or in shares of the corporation's capital stock, in the case of shares with par value at par; and in the case of shares without par value at such price as may be fixed by the board of directors.

Sec. 31. HOLIDAYS. Whenever the day set for a meeting as hereinbefore designated shall fall on a holiday, such meeting shall be held on the next business day.

Sec. 32. WAIVER OF NOTICE. Any notice required to be given by law, or by the corporation's Articles of Incorporation or Bylaws, may be waived in writing by the person entitled to notice, whether before or after the time stated in the notice.

Sec. 33. AMENDMENTS. These Bylaws may be amended or repealed by the incorporators or by the initial directors if they were named in the corporation'S Articles of Incorporation, or, before the corporation has received any payment for any of its stock, by its board of directors. After the corporation has received any payment for any of its stock, and unless otherwise provided in the corporation's Articles of Incorporation, the Bylaws of the corporation may be amended or repealed at any annual or special meeting of the stockholders by a majority vote of the stockholders at such meeting at which a quorum is present.


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                               AMENDMENT TO THE BYLAWS

                                          OF

                                 ROTARY DIESELS, INC.
                                  SEPTEMBER 8, 1995


AMENDMENT 1 - TO CHANGE THE NAME OF THE COMPANY FROM ROTARY DIESELS, INC. TO
              RODI POWER SYSTEMS, INC. (RODI)

AMENDMENT 2 - AN AMENDMENT TO SECTION 19 IN ITS ENTIRETY TO READ:

              MANAGEMENT COMMITTEE: CONSISTING OF THREE MEMBERS OF THE BOARD OF DIRECTORS TO ACT ON BEHALF OF THE BOARD AND TO DISCHARGE SUCH DUTIES AS THE BOARD OF DIRECTORS MAY ASSIGN. THE MANAGEMENT COMMITTEE SHALL KEEP A WRITTEN RECORD OF ITS ACTS AND PROCEEDINGS AND SHALL SUBMIT SUCH RECORD TO THE BOARD OF DIRECTORS AT EACH REGULAR MEETING THEROF AND AT SUCH OTHER TIMES AS REQUESTED BY THE BOARD OF DIRECTORS.

              THIS COMMITTEE HAS THE AUTHORITY TO ENGAGE THE SERVICES OF A CONSULTANT/MANAGEMENT ADVISOR IN THE DAILY OPERATIONS OF THE COMPANY. THE COMMITTEE IN ITS ACTIVITIES WITH THE MANAGEMENT CONSULTANT IS SPECIFICALLY EXCLUDED FROM THE FOLLOWING:

                   a.   WILL NOT BE ALLOWED TO SELL STOCK

                   b.   WILL NOT BE ALLOWED TO DISTRIBUTE STOCK

                   c. WILL NOT BE ALLOWED TO AGREE TO ANY LONG TERM FINANCIAL COMMITTMENTS

                   d.   CANNOT FILL VACANCIES ON THE BOARD

                   e.   WILL NOT BE ALLOWED TO AMEND ARTICLES OF INCORPORATION